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                                                                     Exhibit 8.1



April 28, 2000

New York Mercantile Exchange
One North End Avenue
World Financial Center
New York, New York 10282

Ladies and Gentlemen:


         We have acted as counsel to you in connection with the transactions described in the proxy statement and prospectus ("Proxy Statement and Prospectus") which forms a part of the registration statement (the "Registration Statement") filed by NYMEX Holdings, Inc. ("Holdings") with the Securities and Exchange Commission on May 1, 2000. Subject to a favorable vote of your membership, the New York Mercantile Exchange ("NYMEX") will merge with and into New York Mercantile Exchange, Inc. ("NYMEX Exchange"), thereby effecting a change in form from a New York not-for-profit corporation to a Delaware for-profit corporation. NYMEX Merger Sub, Inc. then will merge with and into NYMEX Exchange causing NYMEX Exchange to become a subsidiary of NYMEX Holdings. In the first merger (the "Conversion"), current NYMEX members will exchange their memberships and trading privileges for NYMEX Exchange Class A and Class B membership interests. In the second merger (the "Holdings Reorganization"), NYMEX Exchange members will exchange their Class B memberships for NYMEX Holdings stock but retain their Class A membership interests, which represent privileges to trade on NYMEX Exchange. This opinion is issued with respect to certain federal income tax consequences of the two mergers. Reference to this opinion is made in the Proxy Statement and Prospectus of Holdings dated the date hereof which forms a part of the Registration Statement to which this opinion is filed as an exhibit. All capitalized terms not otherwise defined herein have the respective meanings assigned them in the Registration Statement. We filed a ruling request (the "Ruling Request") on behalf of NYMEX with the Internal Revenue Service on January 31, 2000.



         We have examined and relied upon the accuracy and completeness of the facts, information, covenants, statements and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Ruling Request, the agreements pursuant to the Conversion and the Holdings Reorganization (respectively, the "First Merger Agreement" and the "Second Merger Agreement"), the Registration Statement, the Form of Certificate of Incorporation and Bylaws of NYMEX Exchange and NYMEX Holdings filed as appendices to the Proxy Statement and Prospectus and such other documents and information as we have deemed necessary or appropriate as a basis for the opinions set forth below. Our opinions are expressly conditioned on, among other things, the accuracy as of the date hereof, and the continuing accuracy of all of such facts, information, covenants, statements and representations up to and including the Effective Time.

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         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed that the contemplated transactions will be consummated at the Effective Time in accordance with the description in the Registration Statement.

         In rendering our opinions, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (the "Regulations"), judicial decisions, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that such Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in the authorities or the facts, information, covenants, statements, representations or assumptions upon which our opinion is based could affect our conclusions herein.

         Our opinions are based in part on the representations made by NYMEX to us in a letter dated April 28, 2000 (the "Representation Letter"). Our opinions
(i) and (ii) below also assume, based in part on obtaining the following rulings requested from the IRS in the Ruling Request:

         1. For purposes of subchapter C of the Code, the current NYMEX memberships are stock;

         2. For purposes of subchapter C of the Code, the Class B NYMEX Exchange memberships will be stock and the Class A NYMEX Exchange memberships will not be treated as stock;

         3. The continuity of interest requirement of Section 368(a) will be satisfied in respect of both the Conversion and the Holdings Reorganization; and

         4. The Conversion will be treated as a separate transaction from the Holdings Reorganization and the Holdings Reorganization will not disqualify the Conversion from satisfying the requirements of a reorganization under Section 368(a)(1)(F) or the Holdings Reorganization from satisfying the requirements for an exchange under Section 351(a).

         Based upon and subject to the foregoing, we are of the opinion, and hereby confirm our opinion set forth in the Proxy Statement and Prospectus under the caption "Federal Income Tax Consequences of the Demutualization" that: (i) for federal income tax purposes, the Conversion should qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code; (ii) for federal income tax purposes, the Holdings Reorganization should qualify as a tax-free exchange within the meaning of Section 351 of the Code; and (iii) the discussion in the Proxy Statement and Prospectus under the captions "Questions and Answers About the Demutualization" (Question 17), "Risk Factors," "The Demutualization-Tax Treatment," and "Federal Income Tax Consequences of the Demutualization," to the extent it relates to NYMEX or NYMEX members, is a fair and accurate summary of the material federal income tax consequences of the demutualization transactions, subject to the qualifications set forth therein.
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         This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts. Furthermore, we cannot provide assurance that future legislative, judicial or administrative changes would not, on either a prospective or retroactive basis, adversely affect the accuracy of the conclusions stated herein. Moreover, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws as they might relate to this opinion.

         No opinion is expressed as to any transaction other than the Conversion and the Holdings Reorganization, as described in the Merger Agreements. Moreover, we have assumed that all the transactions described in the Merger Agreements have been or will be consummated in accordance with the terms of the Registration Statement and without waiver or breach of any material provision thereof and that all of the representations, warranties, statements and assumptions upon which we have relied remain true and accurate at all relevant times. Any change after the date hereof in the facts and circumstances surrounding the Conversion or the Holdings Reorganization, or any inaccuracy in the representations, warranties, statements and assumptions upon which we have relied may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.


         Except as set forth above, we express no opinion to any party as to any consequences of the Conversion and the Holdings Reorganization, any transactions related thereto or any issue relating to NYMEX or any investment therein. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in applicable law. We hereby consent to your filing this opinion as an exhibit to the Registration Statement of which the Proxy Statement and Prospectus forms a part and to the reference therein to our firm under the captions "Federal Income Tax Consequences of the Demutualization" and "Legal Matters." This opinion may not be made available to any other person or entity, without our prior written consent.



Very truly yours,

Clifford Chance Rogers & Wells LLP